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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. 1)

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iSTAR FINANCIAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1114 Avenue of the Americas, 39th Floor
New York, New York 10036
April 11, 2013

Dear Shareholder:

        We cordially invite you to attend our 2013 annual meeting of shareholders. We will hold the meeting at the Sofitel Hotel, 45 West 44th Street, 2nd Floor, Trocadero Room, New York, New York on Tuesday, May 21, 2013 at 9:00 a.m. local time.

        At the annual meeting, we will ask our shareholders to:

        (1)   elect six members to the board of directors;

        (2)   consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013;

        (3)   consider and vote upon a resolution to approve, on a non-binding, advisory basis, the Company's executive compensation, as described in this proxy statement; and

        (4)   transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

        The attached proxy statement contains details of the proposals to be voted on at the annual meeting and other important matters. We encourage you to read the proxy statement and attachments carefully.

        YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE:

  •
  FOR THE ELECTION OF THE SIX NOMINEES AS DIRECTORS;

  •
  FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; AND

  •
  FOR THE RESOLUTION APPROVING, ON A NON-BINDING, ADVISORY BASIS, EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.

        We cordially invite all shareholders to attend the annual meeting in person. Any shareholder attending the annual meeting may vote in person even if he or she previously returned a proxy.

Sincerely,
Jay Sugarman Chairman and Chief Executive Officer

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of iStar Financial Inc., a Maryland corporation, will be held at the Sofitel Hotel, 45 West 44th Street, 2nd Floor, Trocadero Room, New York, New York on Tuesday, May 21, 2013 at 9:00 a.m. local time, for the following purposes as further described in the accompanying proxy statement:

        1.     To elect to the board of directors six members to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualify. The nominees to the board are: Robert W. Holman, Jr., Robin Josephs, John G. McDonald, Dale Anne Reiss, Barry W. Ridings and Jay Sugarman.

        2.     To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

        3.     To consider and vote upon a resolution to approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers and other named officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in the Company's 2013 proxy statement.

        4.     To transact such other business as may properly come before the annual meeting or any postponement or adjournment of the meeting.

        The board has fixed the close of business on March 25, 2013 as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting or any postponement or adjournment of the meeting. Only holders of record of our common stock, par value $.001 per share (which includes both our regular common stock and our high performance common stock), and 8.00% Series D preferred stock, par value $.0001 per share, at the close of business on that date will be entitled to vote at the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2013:

We make proxy materials available to our shareholders on the Internet. You can access proxy materials at http://www.proxyvote.com. You also may authorize your proxy via the Internet or by telephone by following the instructions on that website. In order to authorize your proxy via the Internet or by telephone you must have the shareholder identification number that appears on the enclosed Notice of Internet Availability of Proxy Materials. You also may request a paper or an e-mail copy of our proxy materials and a paper proxy card by following the instructions included in the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,
Geoffrey M. Dugan General Counsel, Corporate & Secretary New York, NY April 11, 2013

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ATTACHED PROXY CARD AS PROMPTLY AS POSSIBLE.

 1114 Avenue of the Americas, 39th Floor
New York, New York 10036

PROXY STATEMENT

Annual Meeting of Shareholders
To Be Held May 21, 2013

        We are making this proxy statement available to holders of our common stock, par value $.001 per share, and holders of our 8.00% Series D preferred stock, par value $.0001 per share, on or about April 11, 2013 in connection with the solicitation by our board of directors of proxies to be voted at our 2013 annual meeting of shareholders or at any postponement or adjournment of the annual meeting. Our common stock includes both our regular common stock and our high performance common stock. Our common stock is listed on the New York Stock Exchange, or the NYSE, and is traded under the symbol "SFI."

        This proxy statement is accompanied by a copy of our Annual Report to Shareholders for the year ended December 31, 2012. Additional copies of the Annual Report, including our financial statements at December 31, 2012, may be obtained from our website at www.istarfinancial.com, or by contacting our Investor Relations department at (212) 930-9400, 1114 Avenue of the Americas, 39th Floor, New York, NY 10036. Copies will be furnished at no additional expense. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission, or the SEC.

About the Meeting

  Who is entitled to vote at the meeting?

        Only holders of record of our common stock, our high performance common stock and our Series D preferred stock at the close of business on March 25, 2013 are entitled to receive notice of and to vote at the annual meeting or at any postponement or adjournment of the meeting. On the record date, there were 143,968,415 issued shares of common stock, 85,050,994 outstanding shares of common stock (58,917,421 shares were held in treasury), 14,887.50 issued and outstanding shares of high performance common stock and 4,000,000 issued and outstanding shares of Series D preferred stock.

  What constitutes a quorum?

        The presence, either in person or by proxy, of the holders of the outstanding common stock and Series D preferred stock entitled to cast a majority of all the votes entitled to be cast at the meeting, considered as a single class, on the record date is necessary to constitute a quorum at the annual meeting.

  What are the voting rights of shareholders?

        Each shareholder is entitled to one vote for each share of regular common stock registered in the shareholder's name on the record date and 0.25 votes for each share of high performance common stock and Series D preferred stock registered in the shareholder's name on the record date.

  What vote is needed to approve each proposal?

        Assuming a quorum is present in person or by proxy at the annual meeting:

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  For the election of directors (Item 1), the vote of a plurality of all of the votes cast by the holders of our common stock and Series D preferred stock, all voting as one class, is required.

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  For the ratification of the appointment of the independent registered public accounting firm (Item 2), the resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers and other named officers (Item 3), and the approval of any other matters properly presented at the meeting for shareholder approval, the affirmative vote of a majority of all of the votes cast by the holders of our common stock and Series D preferred stock, all voting as one class, is required.

  What are "broker non-votes" and what is the effect of "broker non-votes" and abstentions?

        A "broker non-vote" occurs when a broker, bank or other nominee returns a properly executed proxy, but indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter and has not received voting instructions from the beneficial owner of such shares on that matter. Under current NYSE rules, a broker, bank or other nominee does not have discretionary authority to vote shares without specific voting instructions from the beneficial owner on (a) the election of directors or (b) the resolution, on a non-binding, advisory basis, on executive compensation. A broker, bank or other nominee does, however, have discretionary authority to vote shares for ratification of the appointment of the independent registered public accounting firm.

        For purposes of votes on all matters described in this proxy statement to be presented at the annual meeting, broker non-votes and abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

  How is my vote counted?

        If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the annual meeting, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock or Series D preferred stock will be voted FOR the election of directors, ratification of the appointment of the independent registered public accounting firm, approval of the resolution to approve, on a non-binding, advisory basis, executive compensation, and as recommended by the board with regard to all other matters in its discretion.

        Votes cast in person or by proxy at the annual meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. If your shares are held by a broker, bank or other nominee (i.e., in "street name"), you will receive instructions from your nominee which you must follow in order to have your shares voted. Such shareholders who wish to vote in person at the meeting will need to obtain a proxy from the broker, bank or other nominee that holds their shares of record.

  Can I change my vote after I submit my proxy card?

        If you authorize a proxy to vote your shares, you may revoke it at any time before it is voted by:

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  giving written notice to our Secretary expressly revoking the proxy;

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  by signing and forwarding to us a proxy dated later; or

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  by attending the annual meeting and personally voting the common stock or Series D preferred stock owned of record by you.

  Who pays the costs of soliciting proxies?

        We will pay the costs of soliciting proxies from our shareholders. In addition to solicitation by mail, certain of our directors, officers and regular employees may solicit the return of proxies by telephone, facsimile, personal interview or otherwise without being paid additional compensation. We will also reimburse brokerage firms and other persons representing the beneficial owners of our shares for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners in accordance with the proxy solicitation rules and regulations of the SEC and the NYSE. AST Phoenix Advisors has been engaged to solicit proxies on our behalf in connection with our 2013 annual meeting of shareholders and provide other advisory services for an annual fee of $10,000 plus expenses.

 PROPOSAL 1:

ELECTION OF DIRECTORS

        In accordance with the provisions of our charter, each member of our board is elected annually.

        All of the nominees for election as a director are presently serving as directors. If a nominee becomes unavailable to serve as a director for any reason, the shares represented by any proxy will be voted for the person, if any, who may be designated by the board to replace that nominee. At this time, the board has no reason to believe that any nominee will be unavailable to serve as a director if elected.

        Mr. George R. Puskar, who has served as one of our directors since 1999, is not standing for re-election as a director at the 2013 annual meeting. Mr. Puskar will continue to serve as a director through the date of the annual meeting. At this time, the board is not nominating a replacement director and the board intends to go forward with six members.

        All of the nominees for election as a director, other than Mr. Sugarman, are independent within the standards prescribed by the NYSE.

        The following table sets forth the name, age and the position(s) with us currently held by each person nominated for election as a director:

Name	Age	Title
Jay Sugarman	50	Chairman and Chief Executive Officer
Robert W. Holman, Jr.(1)(2)(3)	69	Director
Robin Josephs(2)(3)(4)(5)	53	Director
John G. McDonald(2)(3)	75	Director
Dale Anne Reiss(1)(4)	65	Director
Barry W. Ridings(2)(4)	61	Director

(1)
Member of Asset Management and Investment Committee

(2)
Member of Compensation Committee

(3)
Member of Nominating and Governance Committee

(4)
Member of Audit Committee

(5)
Lead Director

        We believe that the nominees for election as a director have the qualifications, skills and experience necessary to ensure that we are taking appropriate steps to address the complex issues confronting us in a challenging business and economic environment. As set forth in our corporate governance guidelines, the qualifications, skills and experience that we consider relevant include the following:

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  Education and experience that provides knowledge of business, financial, governmental or legal matters that are relevant to our business or to our status as a publicly owned company;

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  Reputation for integrity;

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  Reputation for exercising good business judgment; and

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  Sufficient available time to be able to fulfill his or her responsibilities as a member of the board and of any committees to which he or she may be appointed.

        The nominees for election as a director have held leadership positions in business (and in particular the real estate and financial services business sectors), finance and academia over an extended period of time. Each of the nominees has demonstrated a long record of professional integrity, intellectual acumen, analytic skills, a strong work ethic and the ability to maintain a constructive environment for discussion of matters considered by our board. Additionally, several of our directors have experience as board members of a diverse range of public companies.

        The following section contains biographical and other information about the nominees. Following each nominee's biographical information, we have provided information concerning the particular experience, qualifications, attributes and/or skills that have led the Nominating and Governance Committee and the board to determine that each nominee should serve as a director.

        Jay Sugarman is our Chairman and Chief Executive Officer. Mr. Sugarman has served as a director of iStar Financial Inc. (and our predecessor) since 1996 and chief executive officer since 1997. Prior to forming iStar Financial Inc. and its predecessors, Mr. Sugarman managed private investment funds on behalf of the Burden family, a branch of the Vanderbilts, and the Ziff family. Mr. Sugarman currently serves as Chairman of the Board of LNR Property LLC, the largest special servicer of commercial real estate assets in the United States and Europe. (As described below in "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS," we presently have an equity interest of approximately 24% in LNR and have entered into a definitive agreement to sell our LNR interest.) Mr. Sugarman received his undergraduate degree summa cum laude from Princeton University, where he was nominated for valedictorian and received the Paul Volcker Award in Economics, and his M.B.A. with high distinction from Harvard Business School, graduating as a Baker Scholar and recipient of the school's academic prizes for both finance and marketing. As founder of iStar Financial Inc. and chief executive officer since 1997, Mr. Sugarman has demonstrated the leadership skills and extensive executive experience across a broad range of investment, financial and operational matters that are necessary to lead iStar, a fully-integrated finance and investment company focused on the commercial real estate industry.

        Robert W. Holman, Jr. has served as one of our directors since November 1999. He is chairman of our Compensation Committee and a member of our Asset Management and Investment Committee and our Nominating and Governance Committee. Mr. Holman was co-founder of TriNet Corporate Realty Trust, Inc., or TriNet, a NYSE-listed company that we acquired in 1999, and served as its chief executive officer and chairman of the board. He was chief executive officer and chairman of TriNet's predecessor, Holman/Shidler Corporate Capital, Inc., for ten years. He has structured, acquired, financed and managed over $2.5 billion of commercial and corporate assets in 40 states and Canada. Mr. Holman co-founded and was a senior executive and director of Watkins Pacific Corporation, a public multi-national conglomerate. Mr. Holman currently serves as a director and member of the audit and investment committees of the Parasol Tahoe Community Foundation. Mr. Holman has previously served as a director of Amerivest Properties, Inc., an American Stock Exchange-listed company, and as a senior executive, director, owner or board advisor for investment and operating companies in the United States, Great Britain, Australia and Mexico. He holds a B.A. degree in international economics from the University of California at Berkeley, an M.A. degree with honors from Lancaster University in England, where he was a British Council Fellow, and did post-graduate work at Harvard University where he was awarded a Loeb Fellowship. Mr. Holman's qualifications for election to our board include his experience as a founder, chief executive and director of TriNet, a public real estate investment firm focused on corporate tenant leasing which remains a key aspect of our business, his involvement in leadership capacities in other companies and organizations engaged in a broad range of business, finance and investment activities and his experience as a private investor.

        Robin Josephs has served as one of our (and our predecessor's) directors since March 1998. Ms. Josephs serves as our Lead Director, with duties that include presiding at all executive sessions of the independent directors and serving as principal liaison between the chairman and the independent directors. Ms. Josephs is a member of our Audit, Compensation and Nominating and Governance Committees. From July 2005 to March 2007, Ms. Josephs was a managing director of Starwood Capital Group L.P., a private equity firm specializing in real estate investments. Prior to that, Ms. Josephs was a senior executive with Goldman Sachs & Co. from 1986 to 1996 in various capacities. She currently serves as a director of Plum Creek Timber Company, Inc. (NYSE: PCL), which conducts operations in the land, wood products, natural resource and energy businesses, where she also serves on both the compensation and audit committees, and MFA Financial, Inc. (NYSE: MFA), which is primarily engaged in investing in residential mortgage-backed securities. Ms. Josephs is a trustee of the University of Chicago Cancer Research Foundation and executive vice president of the Tourette Syndrome Association. Ms. Josephs received a B.S. degree in economics magna cum laude from the Wharton School (Phi Beta Kappa) and an M.B.A. degree from Columbia University. Ms. Josephs' qualifications for election to our board include her experience as an executive with firms in the real estate, finance and investment industries and her extensive experience as a director of public real estate and investment companies.

        John G. McDonald has served as one of our directors since November 1999. Previously, Professor McDonald served as a director of TriNet since June 1993. Professor McDonald is chairman of our Nominating and Governance Committee and a member of our Compensation Committee. He is the Stanford Investors Professor of Finance in the Graduate School of Business at Stanford University, where he has taught since 1968. Professor McDonald has taught M.B.A. courses and executive programs in subject areas including investment management, private equity, venture capital and corporate finance. He currently serves as a director of Scholastic Corporation (Nasdaq: SCHL), a global children's publishing, education and media company, Plum Creek Timber Company, Inc. (NYSE: PCL), QuinStreet, Inc. (Nasdaq: QNST), a vertical marketing and online media company. Professor McDonald previously served as a director of thirteen mutual funds managed by Capital Research and Management Company until December 2012 and as a director of Varian, Inc., which was acquired by Agilent Technologies, Inc. in 2010. Professor McDonald's qualifications for election to our board include his experience over an extended period as a professor of finance at a leading educational institution and as a director of public companies and mutual funds.

        Dale Anne Reiss has served as one of our directors since July 2008. Ms. Reiss is chairperson of our Audit Committee and a member of our Asset Management and Investment Committee. Ms. Reiss is the chair of Brock Real Estate LLC and senior managing director of Brock Capital LLC. Until her retirement in 2008, she served as Global and Americas Director of Real Estate at Ernst & Young LLP and was a Senior Partner there from 1995 through 2008 in various capacities. She served as a Managing Partner at Kenneth Leventhal & Company from 1985 through its merger with Ernst & Young in 1995. From 1980 to 1985, Ms. Reiss was a Senior Vice President and Controller at Urban Investment & Development Company. She is also Managing Director of Artemis Advisors, LLC and a member of the board of directors of Post Properties, Inc. where she serves on the audit and the nominating and governance committees. Since 1998, Ms. Reiss has served as a Trustee and Governor of the Urban Land Institute and in various ULI officer and committee leadership positions. She also serves on the board of the Guttmacher Institute and previously served as a board member of the Pension Real Estate Association. In 2002, the New York Women Executives in Real Estate named Ms. Reiss Woman of the Year. Ms. Reiss is a Certified Public Accountant. She received a B.S. from the Illinois Institute of Technology and an M.B.A. from the University of Chicago. Ms. Reiss' qualifications for election to our board include her extensive expertise in financial and accounting matters from her experience over an extended period at several major public accounting firms, her leadership experience in management and operations at those firms and her experience as a director of other public and private companies.

        Barry W. Ridings has served as one of our directors since August 2011. He is a member of our Audit and Compensation Committees. Mr. Ridings is Vice Chairman of Investment Banking of Lazard Frères & Co. LLC. He serves as Chairman of LFCM Holdings LLC, which includes the operations of Lazard Capital Markets, and Chairman of Lazard Middle Market LLC. Mr. Ridings served as Managing Director of Deutsche Banc Alex. Brown from March 1990 to June 1999 and Drexel Burnham Lambert from June 1986 to March 1990. He has over 35 years of experience in debt and equity offerings, mergers and acquisitions and corporate restructurings. Mr. Ridings serves as Chairman of the Committee on Securities of NYSE Amex LLC. He serves as a Director of Siem Industries Inc. He serves on the Advisory Council for the Cornell University Johnson Graduate School of Business. He serves as a Trustee of the Mu of Delta Kappa Epsilon Foundation, a charitable fraternal organization associated with Colgate University, a trustee of The Montclair Kimberley Academy and a director of the Catholic Charities of the Archdiocese of New York. Mr. Ridings has a B.A. in Religion from Colgate University and an M.B.A. in Finance from Cornell University. Mr. Ridings' qualifications for election to our board include his distinguished career in the finance industry, his experience in helping companies access debt and equity capital and navigate challenging market conditions, his service as a director of other public and private companies and his charitable activities.

Recommendation Regarding the Election of Directors

        The board recommends that you vote FOR election of the six named nominees as our directors.

 PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the board of directors, with the concurrence of the board, has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to be our auditors for the fiscal year ending December 31, 2013, subject to ratification by our shareholders. We expect a representative of PricewaterhouseCoopers LLP to attend the annual meeting to make a statement, if he or she desires, and to respond to appropriate questions.

Recommendation Regarding Ratification of Appointment of PricewaterhouseCoopers LLP

        The board recommends that you vote FOR ratification of the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to be our auditors for the fiscal year ending December 31, 2013.

PROPOSAL 3:

SHAREHOLDER ADVISORY (NON-BINDING) VOTE
ON EXECUTIVE COMPENSATION

        Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and rules adopted by the SEC thereunder, our shareholders are entitled to cast an advisory vote to approve the compensation of our named executive officers and other named officers as disclosed in this proxy statement, commonly referred to as the "Say on Pay" vote. At our 2011 Annual Meeting, the majority of our shareholders voted in favor of holding an annual, non-binding Say on Pay vote. Our board of directors adopted the shareholders' recommendation to conduct an annual Say on Pay vote.

        Shareholders are urged to read the Executive Compensation section of this proxy statement, and especially the Compensation Discussion and Analysis, which discusses our compensation philosophy and how our compensation policies and practices implement our philosophy.

        As described more fully in that discussion, our compensation programs are anchored in our pay-for-performance philosophy and have been designed to create a strong connection between executive pay and shareholder value creation and achieve the following objectives:

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  To further our current and long-term strategic, business and financial goals in the creation of shareholder value by enabling us to attract, retain, motivate and reward key executives who contribute to achieving those goals.

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  To encourage our key executives to increase shareholder value by providing a mix of current compensation and long-term rewards that is variable and balanced between salary and performance-based pay and includes cash, equity compensation and other benefits.

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  To align shareholder and employee interests by compensating employees for increasing the value of the Company, to the benefit of our shareholders.

        To promote these objectives, a significant part of executive compensation is based on accomplishing achievements that increase the value of the Company. We believe this approach helps us achieve our objectives and promote the interests of our shareholders.

        2012 was a transitional year during which we made significant progress in strengthening our balance sheet and positioning for the future. Specifically:

  •
  We generated $1.48 billion of proceeds from our portfolio and raised approximately $3.51 billion through secured and unsecured debt capital markets transactions. We used the proceeds of these transactions to repay and/or refinance a significant portion of our debt that was due to mature before 2017. As a result of these steps, we expect to be able to increase our investment originations beginning in 2013.

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  Our performing loans, net lease assets and residential condominium projects performed well, and we continued to make progress reducing the balance of our non-performing loans and enhancing the value of our commercial operating properties and land assets through the investment of capital and intensive asset management.

  •
  Our total shareholder return, or TSR, for 2012 was 54%, reflecting the increase in our common stock price at 2012 year-end over our common stock price at 2011 year-end.

        Our compensation actions during 2012 have taken into account our continuing progress in this transitional period, our executives' efforts and accomplishments towards achieving our current and long-term strategic, business and financial goals, as well as our continuing efforts to enhance the alignment between our executive incentives and results realized by our shareholders.

        We are requesting your non-binding vote on the following resolution:

  "RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers and other named officers as described in the Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and narrative disclosure."

        Although your vote is non-binding and advisory, the board of directors and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation Regarding Executive Compensation

        The board of directors recommends that you vote FOR the Say on Pay resolution to approve the compensation of the named executive officers and other named officers as described in the Compensation Discussion and Analysis, the compensation tables and other narrative disclosure in this proxy statement.

 INFORMATION REGARDING THE BOARD OF DIRECTORS
AND ITS COMMITTEES

How often did the board meet during 2012?

        During the fiscal year ended December 31, 2012, the board held 9 meetings, including meetings held in person and by telephone conference call. All directors are expected to attend a majority of the board meetings. All directors attended at least 75% of all of the board meetings and applicable committee meetings. In addition, all of the directors who were elected at the 2012 annual meeting were present in person at that annual meeting, with the exception of Professor John G. McDonald who was unable to attend the meeting due to health reasons.

What Committees has the board established?

        Our board has standing Audit, Compensation, Nominating and Governance, and Asset Management and Investment Committees. The standing committees are comprised entirely of independent directors. Our board appoints special committees from time to time, as deemed necessary or appropriate.

How does the Company determine director independence?

        Our board has determined that a majority of our directors are independent. In determining director independence, the board considers all relevant facts and circumstances and the NYSE listing standards. Under the NYSE listing standards, no director qualifies as independent unless the board affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. The board has determined that the following directors qualify as independent: Mss. Josephs and Reiss and Messrs. Holman, McDonald, Puskar and Ridings.

The Audit Committee

        The Audit Committee is responsible for, among other things, retaining or dismissing our independent registered public accounting firm, reviewing with the auditors the plan and scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with management and our independent registered public accounting firm.

        As of the date of this proxy statement, the members of the Audit Committee are Dale Anne Reiss (chairperson), Robin Josephs, George R. Puskar and Barry W. Ridings. Mr. George R. Puskar is not standing for re-election as a director at the annual meeting and will continue to serve as a director, and a member of the Audit Committee, only through the date of the annual meeting. The board has determined that each of the current members of the Audit Committee is independent, as defined by the Audit Committee's charter and the NYSE listing standards, and that the chairperson of the committee qualifies as an "audit committee financial expert" as defined by the SEC. In addition, the board has determined that each of the current members of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE. The Audit Committee operates under a written charter, a copy of which may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy. The Audit Committee met 13 times during 2012, including meetings held in person and by telephone conference call.

The Compensation Committee

        The Compensation Committee is responsible for overseeing our executive compensation programs. The principal responsibilities of the Compensation Committee are:

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  To review management's recommendations and advise management and the board on broad compensation programs and policies such as salary ranges, annual incentive bonuses and long-term incentive plans, including equity-based compensation programs, as well as other group benefit programs offered to employees generally.

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  To review performance objectives established for our senior executives and evaluate the performance of such executives relative to these objectives in connection with the Compensation Committee's overall review of executive compensation.

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  To approve, either as a committee or together with the other independent directors based on a recommendation of the committee, the base salary, annual incentive award, long-term incentive awards and other compensation for our chief executive officer.

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  To approve base salaries, annual incentive awards, long-term incentive awards and other compensation for our other officers and employees with base salaries in excess of $200,000 per year (which include all officers who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended).

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  To administer the issuance of any award under our long term incentive plans and other equity compensation programs.

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  To retain and oversee third party consultants to assist with the Compensation Committee's activities, from time to time.

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  To oversee our performance evaluation practices and procedures.

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  To consider and evaluate "Say on Pay" resolutions and recommend to the board the frequency with which "Say on Pay" resolutions should be voted on by the shareholders.

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  To perform such other duties and responsibilities pertaining to compensation matters as may be assigned to the Compensation Committee by the board or the chairman of the board.

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  To review the Compensation Discussion and Analysis for inclusion in this proxy statement.

        As of the date of this proxy statement, the members of the Compensation Committee are Robert W. Holman, Jr. (chairman), Robin Josephs, John G. McDonald and Barry W. Ridings. Each of the current members of the Compensation Committee is independent as defined by the Compensation Committee's charter and the NYSE listing standards. The Compensation Committee operates under a written charter, a copy of which may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy. The Compensation Committee met 15 times during 2012, including meetings held in person and by telephone conference call.

The Nominating and Governance Committee

        The Nominating and Governance Committee is responsible for, among other things, considering and recommending actions relating to corporate governance matters. In addition, the Nominating and Governance Committee considers and recommends to the board individuals to serve as our directors and executive officers. In making such recommendations, the Nominating and Governance Committee considers such factors as it deems appropriate. These factors may include judgment, skill and experience with businesses and other organizations comparable to us. The charter of our Nominating and Governance Committee also identifies diversity as one factor which the committee may consider when nominating a candidate for election to the board. Diversity includes not only factors such as gender, race and age, but also background, experience, skills, accomplishments, personal qualities and other traits desirable in achieving an appropriate mix of qualified individuals.

        The Nominating and Governance Committee may solicit and consider suggestions of the directors or management regarding possible nominees, may consider nominees suggested by shareholders and generally shall guide the process of recruiting new directors. The Nominating and Governance Committee may employ professional search firms or consultants (for which we pay a fee) to assist us in identifying potential members of the board with the desired skills and disciplines. Nominations made by shareholders should be made in accordance with the procedures set forth in this proxy statement under "Corporate Governance Matters—Shareholder Nominations for the Board." Candidates proposed by shareholders will be considered using the same criteria and in the same manner as all other candidates are considered.

        As of the date of this proxy statement, the members of the Nominating and Governance Committee are John G. McDonald (chairman), Robert W. Holman, Jr. and Robin Josephs. Each of the current members of the Nominating and Governance Committee is independent as defined by the applicable NYSE listing standards. The Nominating and Governance Committee operates under a written charter, a copy of which may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy. The Nominating and Governance Committee met three times during 2012, including meetings held in person and by telephone conference call.

The Asset Management and Investment Committee

        The Asset Management and Investment Committee regularly reviews our significant loans and assets in each principal asset category, and discusses strategies for dealing with issues relating to portfolio management, asset dispositions and other negotiated resolutions, to complement the portfolio review conducted regularly by the board of directors.

        The Asset Management and Investment Committee has been delegated the authority to approve our investment transactions involving commitments equal to $50 million or more but less than $75 million. Investment transactions of $75 million or more, and strategic investments such as a corporate merger or acquisition of another business entity (other than a corporate net lease financing) or any other material transaction involving our entry into a new line of business, must be approved by our board of directors. Investment transactions less than $50 million are subject to the approval of either an internal senior management investment committee or Jay Sugarman, our chairman and chief executive officer, and Nina Matis, our chief legal officer and chief investment officer, in accordance with the limits of investment authority established by the board.

        The members of the Asset Management and Investment Committee are George R. Puskar (chairman), Robert W. Holman, Jr. and Dale Anne Reiss. Mr. George R. Puskar is not standing for re-election as a director at the annual meeting and will continue to serve as a director, and a member of the Asset Management and Investment Committee, only through the date of the annual meeting. Effective as of the annual meeting, this Committee will be reconstituted as the Investment Committee and will continue to review and consider for approval our potential investment transactions within the limits of authority described above. Our board as a whole will continue its regular review of our investment portfolio, including significant loans and assets in each asset category and strategies for dealing with issues relating to portfolio management. Barry W. Ridings, a current director, will be appointed to serve as chairman of the Investment Committee effective as of the date of the annual meeting. The Committee met four times during 2012.

Are there any special arrangements under which members of our board serve as directors?

        No arrangement or understanding exists between any director or executive officer and any other person or persons pursuant to which any director or executive officer was, or is, to be selected as a director or nominee.

What is the board's role in risk oversight?

        Our management is charged with assessing and managing risks associated with our business on a day-to-day basis. The board's role is to oversee management's execution of these responsibilities and to assess our approach to risk management. In our view, it is not possible or desirable to eliminate risk from our activities. We believe that, as a company, our focus should be on identifying, pricing, managing and monitoring risk with the objective of achieving attractive, long-term, risk-adjusted returns for the benefit of the Company and our shareholders. We have robust internal processes and a strong internal control environment designed to identify, manage and mitigate material risks and to communicate with the board. The board exercises its oversight role periodically as part of its regular meetings and also through its committees, which examine various elements of risk as part of their responsibilities. The full board, or the appropriate board committee in the case of risks under the purview of a particular committee, receives regular reports from members of senior management on areas of material risk to us, including operational, financial, legal, regulatory, strategic and reputational risk, in order to review and understand risk identification, risk management and risk mitigation strategies. The board's role in risk oversight is consistent with our leadership structure generally, with the chief executive officer and other members of senior management having responsibility for assessing and managing our risk exposure, and the board and its committees providing oversight in connection with those efforts.

 EXECUTIVE OFFICERS AND OTHER NAMED OFFICERS

Who are our executive officers and other named officers?

        Information for Jay Sugarman, our chairman and chief executive officer, is contained above under the heading "PROPOSAL 1: ELECTION OF DIRECTORS." Information with regard to our named executive officers and other named officers is set forth below. All of our officers serve at the pleasure of the board of directors and are customarily appointed as officers at the annual organizational meeting of the board held following each annual meeting of shareholders.

        David DiStaso serves as our chief financial officer, having assumed this position in December 2010. He previously served as our chief accounting officer since June 2008. Mr. DiStaso is responsible for managing our financial reporting, accounting, treasury, investor relations and other corporate finance functions, and is involved in the execution of all capital markets activities. Before joining us, Mr. DiStaso previously spent 11 years with the CIT Group, Inc., most recently as chief financial officer of the Consumer Finance Division. He spent the first 10 years of his career in public accounting with KPMG, serving as a senior manager within the audit group and providing audit and consulting services to clients within the financial services industry. Mr. DiStaso received a bachelor's degree from Rutgers College and is a certified public accountant. Mr. DiStaso is 48 years old.

        Nina Matis currently serves as our chief legal officer and chief investment officer. She assumed her current position in February 2008 after serving as our general counsel since 1996, executive vice president since November 1999 and chief investment officer since April 2007. Ms. Matis is responsible for overseeing and managing the strategic consideration and execution of our investment and financing transactions, restructurings and resolutions of loans and other problem assets, significant operational responsibilities and litigation and other legal matters. Ms. Matis previously served as a partner in the law firm of Katten Muchin Rosenman LLP, one of our principal outside law firms, and was an inactive special capital partner of the firm until her withdrawal from this position during 2010. From 1984 through 1987, Ms. Matis was an adjunct professor at Northwestern University School of Law where she taught real estate transactions. Ms. Matis previously served as a director of New Plan Excel Realty Trust, Inc. She is a director of Signature Theater Company and a member of the American College of Real Estate Lawyers, Ely Chapter of Lambda Alpha International, the Chicago Finance Exchange, the Urban Land Institute, REFF, the Chicago Real Estate Executive Women, The Chicago Network and The Economic Club of Chicago. Ms. Matis received a B.A. degree, with honors, from Smith College and a J.D. degree from New York University School of Law. Ms. Matis is 65 years old.

        Michelle MacKay currently serves as our executive vice president, serving in this position since February 2003. Ms. MacKay is head of capital markets, with responsibility for evaluating and executing capital markets initiatives, subject to the oversight of our chief executive officer, and works on strategic investments. She joined us from UBS Warburg, where she was an executive director in commercial real estate and a senior member of the commercial real estate approval committee. Ms. MacKay was also responsible for mezzanine structuring and distribution. From 1996 to 1998, Ms. MacKay was vice president at Chase Bank where she oversaw commercial mortgage-backed securities trading and real estate products distribution. Prior to Chase, Ms. MacKay worked in real estate investments at The Hartford. Ms. MacKay holds an M.B.A. from the University of Hartford and a B.A. from the University of Connecticut. Ms. Mackay is 46 years old.

        Barbara Rubin currently serves as our executive vice president and, since September 1998, has served as president of iStar Asset Services, our loan asset management and servicing operation. Ms. Rubin has primary responsibility for our asset management, risk management, construction, and information technology functions, subject to the oversight of our chief executive officer. Prior to joining us, Ms. Rubin was president and chief operating officer of Phoenix Realty Securities, Inc., a real estate advisory operation that managed portfolios of real estate securities (including mortgage loan investments and real estate equity securities). She previously served as head of investment and development for Phoenix Home Life. Ms. Rubin is currently chair of the Connecticut Health and Education Facilities Authority, Chair of Connecticut Higher Education Supplemental Loan Authority and is a member of the board of the Hartford Stage. Ms. Rubin received a B.A. from Williams College and an M.B.A from the University of Connecticut. Ms. Rubin is 59 years old.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the financial reporting process of iStar Financial Inc. (the Company), on behalf of the Board of Directors of the Company in accordance with our Audit Committee charter. The Board, in its judgment, has determined that all members of our Audit Committee meet the independence requirements of the Securities and Exchange Commission (the SEC) and the New York Stock Exchange (the NYSE). The Board has also determined that the chairperson of the Audit Committee is an "audit committee financial expert" within the meaning of the rules of the SEC and that each member of our Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE. We operate under a written charter approved by the Board, consistent with the corporate governance rules issued by the SEC and the NYSE. Our charter is available on the Company's website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy.

        The Company's management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal controls over financial reporting, as well as disclosure controls and procedures. We are directly responsible for the appointment, compensation, retention, oversight and termination of the Company's external auditors, PricewaterhouseCoopers LLP, an independent registered public accounting firm. The independent registered public accounting firm is responsible for auditing the effectiveness of the Company's internal controls over financial reporting and for expressing their opinion thereon, in addition to auditing the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States. We also review the performance of the Company's internal audit function. We do not prepare financial statements or conduct audits.

        In connection with the December 31, 2012 audited consolidated financial statements, we have:

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  reviewed and discussed with management and the independent registered public accounting firm the Company's internal controls over financial reporting, including a review of management's and the independent registered public accounting firm's assessments of and reports on the effectiveness of internal controls over financial reporting and any significant deficiencies or material weaknesses;

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  reviewed and discussed with management and the independent registered public accounting firm the Company's audited financial statements, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Company, the quality of such principles and practices, and the reasonableness of significant judgments;

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  discussed with the independent registered public accounting firm the items that are required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications; and

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  reviewed and considered the written disclosures in the letter received from PricewaterhouseCoopers LLP, as required by the PCAOB regarding the independent accountant's communications with the Audit Committee regarding independence, including a discussion about their independence from the Company and management.

        Based on the reviews and discussions above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter in effect in 2012, we recommended to the board that the audited consolidated financial statements for 2012 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC. The board approved our recommendation.

Submitted by the Audit Committee:

    Dale Anne Reiss (Chairperson)
    Robin Josephs
    George R. Puskar
    Barry W. Ridings

        The above report will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the same by reference.

 CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

        Our board has approved a set of guidelines that provide the framework for our corporate governance. The board reviews these guidelines and other aspects of our corporate governance periodically, as necessary. Our corporate governance guidelines may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy.

Board Leadership Structure

        Our board has the authority to select the leadership structure it considers appropriate for us. In making leadership structure determinations, the board considers many factors, including the specific needs of our business and what is in the best interests of our shareholders. Our current leadership structure consists of a combined chairman of the board and chief executive officer position, a lead independent director, or Lead Director, an active and involved board, a majority of whom are independent directors, and board committees chaired by independent directors.

        Under our bylaws, the chairman of the board presides over the meetings of the board and of the shareholders. The chairman of the board shall perform such other duties as may be assigned to him by the board of directors. The chief executive officer has general responsibility for implementation of our policies, as determined by the board, and for the management of our business and affairs. Jay Sugarman serves as both chairman of the board and chief executive officer.

        Our board, by vote of its independent members, has designated a Lead Director, whose duties include the following:

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  preside at all meetings of the board at which the chairman is not present and all executive sessions of the independent directors;

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  serve as principal liaison between the chairman and the independent directors;

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  advise the chairman on the quality, quantity and timeliness of the information presented to the board;

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  advise the chairman on the agendas for board meetings;

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  advise the chairman on the schedule of meetings of the board to assure that there is sufficient time for discussion of agenda items;

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  call meetings of the independent directors, if deemed necessary or appropriate by the Lead Director;

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  if requested by major shareholders, be available for consultation and direct communication with major shareholders and their representatives; and

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  such other duties as the board may determine from time to time.

        Robin Josephs currently serves as our Lead Director.

        The board believes that this leadership structure—a combined chairman and chief executive officer, a lead independent director, active and involved independent directors, and board committees led by independent directors—is the most appropriate and effective arrangement for us at this time. Due to the varied and complex nature of our business, the board believes the chief executive officer is in the best position to lead most effectively and to serve in the critical role of chairman of the board. Having a chairman who also serves as chief executive officer facilitates timely communication with directors on critical business matters. The board believes that leadership of both the board and the

Company by Mr. Sugarman is the optimal structure to guide us and maintain the focus needed to achieve our business goals. The board also believes there is an effective balance between strong Company leadership and appropriate oversight by independent directors and that the current board leadership structure functions very well. The board recognizes that circumstances may change, however, and will periodically review its leadership structure.

Executive Sessions

        Our board of directors meets in executive session without management present at least quarterly. Our audit committee also meets in executive session without management present but with representatives of our independent registered public accounting firm present at least quarterly.

Committee Charters

        Our Audit, Compensation and Nominating and Governance Committees have adopted charters that meet the standards established by the NYSE. Copies of these charters are available on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests copies.

Service on Other Boards

        In view of the commitment of time and effort that is required of a director of a public company, our board has established a guideline that its directors should not serve on the boards of more than six public companies. For this purpose, we treat service on the boards of mutual funds having the same investment adviser as service on the board of one company.

Code of Conduct

        Our Code of Conduct documents the principles of conduct and ethics to be followed by our directors, officers and employees. The purpose of the Code of Conduct is to promote honest and ethical conduct, compliance with applicable governmental rules and regulations, full, fair, accurate, timely and understandable disclosure in periodic reports, prompt internal reporting of violations of the Code of Conduct and a culture of honesty and accountability. A copy of the Code of Conduct has been provided to each of our directors, officers and employees, who are required to acknowledge that they have received and will comply with the Code of Conduct. Among its many features, the Code of Conduct describes how employees can report any matter that may be of concern to a named Compliance Officer, any other member of our Compliance Committee, our chief executive officer or the Chairman of the Audit Committee. This reporting may be done on an anonymous basis. We have also established an independent "hotline" telephone service that may be used by employees who wish to report any concerns or suspected violations of our standards of conduct, policies or laws and regulations, on an anonymous basis or otherwise. We will disclose any material changes to the Code of Conduct, and any waivers that are approved for directors or executive officers, in our public SEC filings and on our website within four business days of such an event. A copy of our Code of Conduct may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy.

Disclosure Committee

        We maintain a Disclosure Committee consisting of members of our executive management and senior staff. The purpose of the Disclosure Committee is to oversee our system of disclosure controls and assist and advise the chief executive officer and chief financial officer in making the required certifications in SEC reports. The Disclosure Committee was established to bring together on a regular basis representatives from our core business lines and employees involved in the preparation of our financial statements to discuss any issues or matters of which the members are aware that should be considered for disclosure in our public SEC filings and review our draft periodic SEC reports prior to filing. The Disclosure Committee reports to our chief executive officer and, as appropriate, to our Audit Committee. The Disclosure Committee meets quarterly and otherwise as needed. The Disclosure Committee has adopted a written charter to memorialize the Committee's purpose and procedures. A copy of the charter may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy.

Communications with the Board

        We provide the opportunity for interested parties, including shareholders, to communicate with members of the board. Interested parties may communicate with our Lead Director, the other independent board members or the chairperson of any of the committees of the board by e-mail or regular mail. All communications by e-mail should be sent to CorporateSecretary@istarfinancial.com. Communications sent by regular mail should be sent to the attention of the Lead Director, the independent directors, the Audit Committee chairperson, the Compensation Committee chairman or the Nominating and Governance Committee chairman, as the case may be, in each instance in care of the secretary of the Company at our headquarters at 1114 Avenue of the Americas, 39th Floor, New York, NY 10036.

        Our chief legal officer and our secretary will review each communication received in accordance with this process to determine whether the communication requires immediate action. These officers will forward all appropriate communications received, or a summary of such communications, to the appropriate board member(s). However, we reserve the right to disregard any communication that our chief legal officer and our secretary determine is unduly hostile, threatening, or illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. These officers have the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Shareholder Nominations for the Board

        Shareholder nominations for election to the board should be sent to the attention of the secretary of the Company at the address appearing on the notice accompanying this proxy statement, describing the candidate's qualifications and accompanied by the candidate's written statement of willingness and affirmative desire to serve in a manner representing the interest of all shareholders. Shareholders may also make nominations directly by following the procedure specified in our Bylaws.

        Candidates proposed by shareholders will be considered using the same criteria and in the same manner utilized by the Nominating and Governance Committee of the board in considering all candidates for election to the board. See "INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES—The Nominating and Governance Committee."

Minimum Stock Ownership Guidelines for Non-Employee Directors and Senior Officers

        We have minimum stock ownership guidelines that require each non-employee director to own a number of shares of our common stock (including common stock equivalents or other equity awards) having a value at least equal to five times the amount of the annual cash retainer payable to non-employee directors, which is presently $50,000. Each non-employee director has three years from the adoption of these guidelines, or the date of his or her election to the board, whichever is later, to satisfy the ownership guidelines. Taking into account any permitted transition period, all of our non-employee directors are currently in compliance with the guidelines.

        We also have adopted minimum stock ownership guidelines that require our chief executive officer, other named executive officers and other senior officers to own a number of shares of our common stock having a value at least equal to a specified multiple of the officer's base salary, which varies from five times to one times the officer's salary based on the officer's title. Each officer has three years from the adoption of these guidelines, or the date of his or her appointment to an officer position, whichever is later, to satisfy the ownership guidelines.

        For purposes of these stock ownership guidelines, unvested equity incentive awards that have time-based vesting are counted and unearned performance-based equity incentive awards are not counted.

Clawback Policy

        We have a "clawback" policy that is reflected in the provisions of our incentive compensation awards. If we determine that an employee has engaged in fraud, willful misconduct or violation of a company policy that causes or contributes to a material restatement or adjustment of financial results within two years after the period presented, or causes a material negative revision of a financial measure used to award incentive compensation, the Compensation Committee will review performance-based compensation awarded to the employee and, if appropriate, seek recoupment of an appropriate portion of such performance-based compensation.

Anti-Hedging Policy

        We have adopted a policy that prohibits directors, officers and other employees from trading in financial instruments or engaging in hedging transactions involving our securities that are designed to hedge or offset the risks of price fluctuations in the value of our securities (including but not limited to collars or forward sale contracts, puts, calls or other exchange traded options, or short sales of our shares).

Prohibition on Pledged Securities and Margin Accounts

        We prohibit directors, officers and other employees from pledging our securities as collateral for a loan or holding iStar securities in a margin account, except with prior approval in accordance with guidelines approved by our board from time to time. Exceptions may be granted and approval given on a case-by-case basis in circumstances where an individual clearly demonstrates the financial capacity to meet a margin call or repay the loan without resort to the pledged shares, or where the amount of pledged shares or shares held in a margin account is not significant in comparison to the individual's total ownership of our shares, or where the aggregate amount of pledged shares by all insiders is not significant compared to our total outstanding shares.

"Double Trigger" Change in Control Provision for Long-Term Incentive Compensation

        Going forward, our long-term incentive compensation awards for our executive officers include a "double trigger" change in control provision, meaning that, in the event of a change in control of the Company, the incentive compensation awards will receive accelerated vesting only if the change in control transaction is followed by termination of the executive's employment or effective termination, such as material reduction in position, responsibilities, compensation or other significant terms of employment.

Holding Period for Equity Portion of Annual Incentive Awards

        The portion of an annual incentive award that is delivered to an employee in the form of shares of our common stock (net of statutory minimum required tax withholdings) is subject to holding period requirements. The employee may not sell one-half of such shares for at least one full year and may not sell the remaining half of such shares for at least two full years from the date the shares are awarded.

No Poison Pill

        We do not currently have a shareholder rights plan, commonly known as a "poison pill," in effect.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This compensation discussion and analysis describes the key principles and factors underlying our executive compensation policies and decisions for 2012 for our named executive officers and other named officers. The following discussion should be read in conjunction with the other information presented in this proxy statement, including the information in the compensation tables and the footnotes to those tables.

Executive Summary

2012 Company Performance

        2012 was a transitional year during which we made significant progress in strengthening our balance sheet and positioning for the future. We executed several capital markets transactions that extended our debt maturities, including three senior notes issuances which marked our return to the unsecured debt markets for the first time since 2008. The rates associated with the financings that we completed in the latter half of the year, following an upgrade of our corporate credit ratings, were materially lower than the rates associated with our financings earlier in the year.

        Within our real estate and loan portfolios, our performing loans, net lease assets and residential condominium projects performed well, and we continued to make progress reducing the balance of our non-performing loans and enhancing the value of our commercial operating properties and land assets through the investment of capital and intensive asset management. We intend to continue these efforts, with the objective of having these assets contribute positively to earnings.

        Here are some of our specific accomplishments during 2012:

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  We generated $1.48 billion of proceeds from our portfolio and we raised approximately $3.51 billion through secured and unsecured debt capital markets transactions. We used the proceeds of these transactions to repay and/or refinance a significant portion of our debt that was due to mature before 2017. As a result of these steps, we expect to be able to increase our investment originations beginning in 2013.

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  Our total shareholder return, or TSR, was 54%, reflecting the increase in our common stock price at 2012 year-end over the common stock price at 2011 year-end.

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  We achieved Adjusted EBITDA for 2012 of $349.8 million. Adjusted EBITDA represents net income (loss) plus the sum of interest expense, income taxes, depreciation and amortization, provision for loan losses, impairment of assets and stock-based compensation expense, less the non-cash portion of gain (loss) on early extinguishment of debt. We believe Adjusted EBITDA is a useful measure of our core operating performance for shareholders to consider.

Executive Compensation Decisions Driven by Business Performance

        Our compensation programs have been designed to achieve the following objectives:

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  To further our current and long-term strategic, business and financial goals in the creation of shareholder value by enabling us to attract, retain, motivate and reward key executives who contribute to achieving those goals.

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  To encourage our key executives to increase shareholder value by providing total compensation that is variable and includes a mix of current pay and long-term rewards, a significant portion of which is performance-based.

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  To align shareholder and employee interests by compensating employees for increasing the value of the Company, to the benefit of our shareholders.

        During 2012, our decisions regarding executive compensation were driven by consideration of the business challenges we faced, the results accomplished by our management team and the progress we have made towards achieving near-term stability and improving our prospects for longer-term success. In addition, we considered feedback provided to us by shareholders regarding our executive compensation programs and have implemented a number of program design changes that affect compensation for 2012 and future years.

        In 2012, the compensation we paid to our named executive officers and other named officers consisted of base salaries and annual incentive awards that were a mix of cash and shares, with the shares subject to restrictions on sale for up to two years. The Compensation Committee determined the annual incentive award levels based on (1) its assessment of overall Company performance and the individual performance of our senior executives and (2) our CEO's recommendations, which considered the performance of other employees. No long-term incentive equity awards were granted during 2012 to our executive officers, other named officers or other employees.

2012 Review of Executive Compensation

        During 2012, the Compensation Committee engaged in a comprehensive review of our compensation program, with the assistance of Pay Governance LLC, an independent compensation consultant engaged by the Committee. As part of its review, the Committee considered the results of the 2012 non-binding, advisory shareholder vote approving our executive compensation. Management also discussed our executive compensation policies and practices with several significant shareholders. The Committee will continue to consider the results of advisory shareholder votes on our executive compensation and the feedback provided during our ongoing conversations with shareholders.

        Based on the review described above, the Committee implemented a number of changes that affect compensation for 2012 and future years. These compensation program changes were developed to:

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  Enhance the alignment between shareholder results and our executive incentives;

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  Build a more direct link between our financial performance and incentive award opportunity levels; and

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  Create and communicate an incentive program that unites members of the organization around the achievement of specific financial goals based on returns for our shareholders.

Compensation Program Design

        The chart below summarizes the framework of our compensation program, with particular emphasis on recent changes made to the program. A detailed discussion of our 2012 compensation actions follows the chart.

Program Element	Design	Explanation
Target Pay Mix	Our total pay program emphasizes variable pay, with a substantial portion of the compensation opportunities for our named executive officers and other named officers delivered in the form of equity-based awards that are linked to the creation of shareholder value. The pay mix is not based on a rigid formula.	In determining base salaries, annual incentives and long-term incentives, we seek to strike a balance between rewarding short-term performance and motivating long-term achievements. We emphasize individual performance and aligning the interests of management and our shareholders.
Base Salary

Salaries are reviewed and may be adjusted annually, based on factors including the level of the position within the Company, experience, scope of responsibility, individual performance and relevant market practices.

Salaries are the only fixed component of our compensation program, with other elements variable based on Company and individual performance.
Annual Incentive Awards (Bonus)	Available to all employees on a discretionary basis.	Annual incentives are intended to provide short-term rewards based on individual performance, overall company performance and other factors.

For 2012, and in future years, annual incentive awards for employees above a threshold salary level are awarded in a mix of cash and equity: a portion of the incentive awards is paid in the form of shares of our common stock, which recipients are restricted from selling for up to two years from the date of grant.

Providing a portion of the award in the form of shares is designed to focus employees on improving value for shareholders.

Beginning in 2013, the size of the total annual incentive pool will be based on our performance measured by our Adjusted EBITDA results compared to forecast. To account for unanticipated circumstances, the Committee has discretion to adjust the size of the pool up or down by 25% based on its assessment of our overall performance. Individual employees' allocations from the annual incentive pool will be based on an assessment of individual performance.

Reference to a performance metric is designed to enhance individuals' understanding of their roles in achieving a common goal, align the organization and create shared purpose.

Program Element	Design	Explanation
Long-Term Incentive (LTI) Awards

Consist of various types of equity-based awards, typically vesting over multiple years subject to service and/or performance conditions. Beginning in 2013, LTI awards are a mix of performance-based and time-based LTI awards:

No LTI awards were granted during 2012, based on consideration of performance and prior years' award levels.

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A substantial majority of the LTI award opportunity for our named executive officers and other named officers is in the form of performance-based restricted stock units ("Units"), which vest based on our TSR measured over the performance period relative to the NAREIT All REITs Index (one-half of the target award) and the Russell 2000 Index (one-half of the target award). Vesting will range from 0% to 200% of target, depending on performance. For awards granted in 2013, performance periods are phased in with 1-year and 2- year cycles; thereafter, performance periods will be 3 years. Dividends will accrue but will not be paid unless and until Units vest and are settled.

Performance-based Units are linked directly to shareholder value relative to two indices that include companies against which we may compete for capital or investment opportunities.

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The remaining balance of the LTI award opportunity for our named executive officers and other named officers is in the form of time-based Units that cliff vest after a 3-year service period. Dividends will accrue but will not be paid unless and until Units vest and are settled.

Time-based Units provide for retention and ongoing alignment with shareholder value over multi-year periods that may include potentially volatile economic cycles.
Retirement Plans; Other Benefits	401(k) plan and other group health and welfare benefits offered to employees generally.	Executives do not receive preferential retirement, pension, health or welfare benefits.

Program Element	Design	Explanation
Other Design Features

We have no employment agreements or change in control arrangements with our named executive officers and other named officers. Our new LTI award agreements include "double trigger" change in control provisions (pursuant to the policy described on page 20.).

Our executives are employed on an "at will" basis and may be terminated at any time with or without cause.
	Severance plan for all eligible employees provides for salary continuation, bonus, health benefits and outplacement based on length of service, upon termination of employment without cause.	Executives do not receive preferential severance benefits.

Termination of Employment: Upon resignation or termination of employment for cause, unvested LTI awards are forfeited. Following termination of employment due to death, disability or retirement, a prorated portion of LTI awards will vest.

To achieve full vesting of LTI awards, continued service during vesting period is required.
	Stock Ownership Guidelines for directors and senior officers.	Promote meaningful ownership stake for senior management and the board.
	Sale restrictions on vested annual incentive awards.	Promote alignment with shareholders' interests.
	Prohibition on hedging and significant pledging of our shares by insiders.	Hedging transactions are inconsistent with aligning interests of management and shareholders. Significant pledging could lead to forced sales that may negatively impact our stock price.
	Clawback provisions included in LTI award agreements.	Enable Committee to recoup incentive compensation in the event of misconduct directly related to a material restatement of our financial or operating results.
	Restrictive covenants included in award agreements with senior officers, including non-competition, non-disparagement and non-solicitation of our employees following end of employment.	LTI awards for senior officers are conditioned on executives agreeing not to take postemployment actions that may be against our interests.

        In addition to the specific design elements of our compensation program described above, our compensation policies and practices include the following:

  •
  The Compensation Committee is comprised of independent directors who meet regularly to discuss and oversee the compensation program.

  •
  The Committee has engaged an independent compensation consultant to assist on a range of executive compensation matters. The consultant was retained by, and reports to, the Committee and has no other business affiliation with us.

  •
  The consultant briefs the Committee regularly on key compensation trends.

  •
  The Committee conducts an annual review of our chief executive officer's performance.

  •
  The Committee conducts an annual review of the internal and external competitiveness of our executive compensation program, including pay levels and incentive program effectiveness.

2012 Compensation Actions

        Compensation decisions for our executives are made annually, after reviewing our performance as a business and evaluating individuals' performance and contributions during the year, leadership qualities, business responsibilities, career with us, current compensation arrangements, long-term potential to enhance shareholder value and other relevant performance and market data. Mr. Sugarman, our chief executive officer, makes specific compensation recommendations to the Compensation Committee based on the objectives and approach set by the Committee, as well as current business conditions and other factors. Specifically, for each executive other than himself, Mr. Sugarman makes recommendations regarding base salaries for the following year, annual incentive awards and long-term incentive awards, for review and discussion with and approval by the Compensation Committee. As part of its evaluation, the Committee considers various factors and data, including compensation levels and practices at other companies considered to be relevant for purposes of comparison but does not engage in a formal benchmarking process. Mr. Sugarman may attend meetings of the Compensation Committee at the request of the Committee chair, but does not attend executive sessions and does not participate in any Committee or Board discussions relating to the final determination of his own compensation.

        In connection with its oversight of our 2012 compensation decisions, the Compensation Committee engaged Pay Governance LLC as its independent compensation consultant to assist the Committee on a range of executive compensation matters. The Committee has considered the independence of Pay Governance LLC in light of new SEC rules and NYSE listing standards. The Committee reviewed a report from Pay Governance LLC addressing the consultant's independence, including the following factors: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consultant's total revenue; (3) policies or procedures maintained by the consultant that are designed to prevent conflicts of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and any member of the Committee; (5) any ownership of our stock by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consultant or the individual consultants involved in the engagement. The Committee discussed these considerations and concluded that the work of Pay Governance LLC did not raise any conflict of interest or related concerns.

        The compensation consultant provided information and advice regarding compensation levels for our executives, and generally assisted the Committee in recommending compensation for the chief executive officer, considering the recommendations made by the chief executive officer for the other named officers and other employees, and determining an appropriate structure and mix of compensation. The consultant conferred with the Committee members, as a group and individually, to discuss our recent compensation history and other relevant matters. The consultant met with the Committee regularly to discuss guiding compensation principles, competitive market trends and potential pay frameworks.

  Base Salaries

        Early in 2012, the Committee reviewed the base salaries of our named executive officers and other named officers. The base salaries of our named executive officers were not changed. A salary increase was approved for Michelle MacKay, our executive vice president, in the amount of 40% based on the

Committee's review of her critical role and expanded responsibilities on our senior management team, her compensation compared to external market data and internal compensation levels, and her significant performance and overall contributions to our business and operating results.

  Annual Incentive Awards

        Discretionary annual incentive awards for 2012 for our named executive officers and other named officers were approved by the Committee based on its assessment of individual contributions to our financial and operating achievements. Under our new compensation program design, awards for 2012 service were paid in a mix of cash and shares. Recipients are restricted from selling the stock portion of the annual incentive awards for up to two years from the date of grant. For our named executive officers and other named officers, 18% of these annual incentive payments was delivered in shares.

  Long-Term Incentive (LTI) Awards

        Based on the Committee's assessment of 2011 performance and in consideration of prior years' award levels, no long-term incentive awards were granted in 2012.

        Beginning with awards granted in 2013, we have modified our LTI program: consistent with our desire to maintain alignment with shareholder results, LTI awards for our named executive officers and other named officers are being delivered primarily in the form of performance-based awards. The other LTI awards are time-based awards and will vest if the employee remains employed at the end of the vesting period.

        Performance-Based Awards—A substantial majority of the LTI award opportunity for our named executive officers and other named officers will be in the form of performance-based Units that will vest only if we achieve performance goals with respect to Total Shareholder Return, or TSR, over a specified performance period measured against two market indices, the NAREIT All REITs Index (one-half of the target award) and the Russell 2000 Index (one-half of the target award).

        For performance-based awards granted in 2013, the first year of this new LTI program design, one-third of the award will be subject to a one-year performance period and two-thirds of the award will be subject to a two-year performance period. Executives will be required to retain any shares earned under these awards, net of taxes, until year-end 2015. This phase-in approach reflects the lack of awards during 2012 and our desire to provide competitive earning opportunity while aligning management interests with those of shareholders. We expect that performance-based awards in future years will be subject to a three-year performance period, after which no additional post-vesting holding period will be required.

        TSR will be measured by the increase in the share price of common stock during the relevant performance period by comparing the price at the end of the current period to the price at the end of the prior period, and assuming reinvestment of dividends paid, if any, on common stock during the period. Our share price will be calculated as the average of the NYSE closing prices of our common stock on the last 20 trading days of each relevant period. Our TSR will be compared to that of the constituents of the two market indices, which will also be calculated using a 20-day trading day average price. Our stock price, and any companies that are not in the index at the beginning and end of the performance period, will be excluded from the TSR calculation for that index. Units will vest, and shares of our common stock will be earned in the amount of the vested Units, based on the performance of our TSR compared to each index (measured as a percentile), as follows:

	< Threshold	Threshold	Target	High

TSR Percentile Achieved	Less than 30th Percentile	30th Percentile	50th Percentile	75th Percentile

Shares Earned (as % of Target amount)	0%	50%	100%	200%

        Under these performance-based awards, no shares will be earned if performance is below the threshold level, and results are interpolated on a linear basis between the levels of threshold, target and high, as shown above. If our TSR is negative, the number of shares earned is capped at the threshold level, regardless of our TSR performance relative to the NAREIT All REITs Index and the Russell 2000 Index. Dividends will accrue but will not be paid unless and until Units vest and are settled, that is, by the release and delivery of shares to the executive, net of statutory minimum required tax withholdings.

        By delivering a significant portion of incentive compensation opportunities to our named executive officers and other named officers through these performance-based awards, we seek to ensure that a significant amount of compensation will only be realized by our executives if there is above-market appreciation in our share price.

        Time-Based Awards—The remaining portion of the LTI award opportunity for our named executive officers and other named officers will be in the form of time-based Units that will "cliff" vest in one installment at the end of a three-year vesting period if the executive remains employed on the vesting date. Dividends will accrue but will not be paid unless and until Units vest and are settled.

Risk and Compensation

        As noted above in the discussion of the board's role in risk oversight, in our view, it is not possible or desirable to eliminate risk from our business activities. We believe that both the Company and our individual employees should focus on identifying, pricing, managing and monitoring risk with the objective of achieving attractive, long-term, risk-adjusted returns for our shareholders. We believe that our compensation program should support and motivate our employees in achieving this objective, but should not encourage excessive risk taking. We believe that our compensation program does not encourage excessive risk taking based in part on the following attributes of our program:

  •
  We have no employment agreements with executive officers. All of our executives are employed on an "at will" basis and may be terminated with or without cause at any time.

  •
  Compensation is variable and performance-based. No one's compensation is guaranteed.

  •
  A significant portion of the compensation we pay our senior executives consists of long-term equity incentive awards which vest over multiple years, and a substantial portion of the LTI award opportunity will only vest if our shareholder value creation is above market.

  •
  Our executives have no "golden parachute" or "golden coffin" arrangements.

  •
  Our equity awards include clawback provisions which enable us to recover the awards in the event of gross negligence or misconduct directly related to a material restatement of our financial or operating results.

        Taken as a whole, our compensation arrangements reward executives for appropriately identifying and managing risks, but provide no guaranteed "safety net" if they are ineffective in doing so. Moreover, the structure of our incentive compensation program ensures that any loss of value to our shareholders is shared by our management.

Compensation Committee Report

        In connection with our oversight of the compensation programs of iStar Financial Inc., a Maryland corporation (the Company), we, the members of the Compensation Committee listed below, have reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based upon the review and discussion, the Compensation Committee has recommended to the board of directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

Submitted by the Compensation Committee:

    Robert W. Holman, Jr. (Chairman)
    Robin Josephs
    John G. McDonald
    Barry W. Ridings

        The above report will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the same by reference.

Summary Compensation Table

        The following table, and the accompanying footnotes, sets forth compensation information for the past three years for Jay Sugarman, our chief executive officer, David DiStaso, our chief financial officer, and our three other most highly-compensated officers during the 2012 fiscal year.

        We note that several of the elements and the timing of our compensation program as administered annually by the Compensation Committee do not directly correspond to the information set forth in the tables required to be included in this disclosure pursuant to the SEC's rules and regulations. The Committee's approach with respect to equity incentive awards is to provide long-term rewards and retention benefits by providing for multi-year vesting and this structure helps align the awards with shareholder interests. The SEC requires that an equity award be reflected in the "Stock Awards" column in the year in which it is granted, regardless of the multi-year nature of the award or the year(s) in which the employee may realize, or receive, compensation in the form of vested shares pursuant to an award.

        The amounts shown in the "Stock Awards" column include no award grants for 2012. As described in footnote 2 below, in accordance with SEC rules, the amounts shown in the "Stock Awards" column for 2011 include restricted stock unit awards, or Units, that were originally granted to our executives in December 2008 as part of a multi-year compensation program, and which were amended in July 2011 to cover a reduced amount of shares and extend vesting periods until 2014. At the time these awards were amended, our stock price had increased approximately 336% over the stock price at the time the awards were originally granted in December 2008. The amounts shown in the "Stock Awards" column for 2011 also include Units granted to executives in February and March 2011. The amounts shown in the "Stock Awards" column for 2010 reflect Units granted to executives in February and March 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)

Jay Sugarman	2012	1,000,000	1,545,427		—	10,912	2,556,339
Chairman and	2011	1,000,000	1,500,000		23,399,999	10,307	25,910,306
Chief Executive Officer	2010	1,000,000	5,559,000		3,153,485	10,671	9,723,156

David DiStaso	2012	350,000	531,818	(5)	—	16,602	898,420
Chief Financial Officer	2011	350,000	450,000	(5)	266,075	16,307	1,082,382
	2010	235,000	550,000		27,471	16,610	829,081

Nina Matis	2012	500,000	1,319,682		—	15,280	1,834,962
Chief Legal Officer and	2011	500,000	1,300,000		2,037,901	12,449	3,850,350
Chief Investment Officer	2010	350,000	3,250,000		549,435	4,476	4,153,911

Michelle MacKay	2012	345,833	761,354		—	10,602	1,117,789
Executive Vice President	2011	250,000	750,000	(6)	1,018,951	10,307	2,029,258
	2010	250,000	790,000		274,718	10,374	1,325,092

Barbara Rubin	2012	350,000	410,288		—	11,752	772,040
Executive Vice President	2011	320,833	404,166		1,018,951	11,483	1,755,433
	2010	250,000	900,000		274,718	8,510	1,433,228

(1)
Amounts included in the "Bonus" column include annual incentive bonuses paid for services provided during the year noted, which are typically paid in the first quarter of the following year. Amounts reported for 2011 and 2010 were paid in cash. Amounts reported for 2012 include the portions of the annual incentive bonuses paid in cash and in the form of shares, which are subject to restrictions on sale.

(2)
The "Stock Awards" column reflects the dollar value of restricted stock units, or Units, awarded to the named executive officers and other named officers in the years shown in the Summary Compensation Table, based on the grant date fair value of such Units. No awards were granted in 2012. The 2011 amounts reflect the incremental fair value of market-condition Units that were originally granted to executives and other officers on December 19, 2008 and were modified on July 1, 2011. SEC disclosure rules require that these modified awards be reported as compensation in 2011. We consider these modified awards to reflect long-term compensation rewarding performance and providing retention over a multi-year period, since they are based on performance over a three-year period commencing in 2008 and include service conditions over an additional three years until 2014. The original awards had share price targets based on minimum total shareholder returns of 130% for the first year, 302% for the first two years and 475% for the first three years. While our share price traded above the two-year and three-year share price targets prior to the target dates, the two-year and three-year share price targets were not met for 20 consecutive trading days prior to the target dates. As modified, each of the named officers received a portion of the original Units equal to 75% of the Units originally granted to an executive less the number of Units granted to the executive in March 2011. The Units, as modified, vest ratably on each of January 1, 2012, 2013 and 2014, so long as the executive remains employed by us on the vesting dates. Upon vesting of these Units, holders receive shares of our common stock in the amount of the vested Units, net of statutory minimum required tax withholdings. The incremental fair value of the Units, as modified, was measured based on the fair value of the modified Units in excess of the fair value of the original Units measured immediately before the terms were modified, based on current assumptions discussed in footnote 3.

(3)
Amounts included in the "Stock Awards" column represent the fair market values of Units calculated in accordance with FASB ASC Topic 718. The incremental fair value of the Units, as modified, was calculated using a Monte Carlo model to simulate a range of possible future stock prices for our common stock as of July 1, 2011, the date of the modification. The following assumptions were used to estimate the fair value of the modified awards:

Risk-free interest rate	0.092%
Expected stock price volatility	57.75%
Expected annual dividend	—

Refer to Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 for further details.

(4)
For all named officers, "All Other Compensation" includes the Company's matching contributions to the named officer's account in our 401(k) Plan and additional compensation attributable to certain life insurance and disability insurance premiums.

(5)
Includes a deferred bonus granted to Mr. DiStaso in 2010 for purposes of retention and paid in 2011 and 2012.

(6)
Includes a special one-time bonus paid to Ms. MacKay in 2011 for services relating to the negotiation and closing of our $3.0 billion secured facility entered into in March 2011.

Grants of Plan-Based Awards

        As reflected in the following table, no plan-based awards were granted to our executive officers and other named officers during 2012.

		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)
Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)

Jay Sugarman	—	—	—	—	—	—

David DiStaso	—	—	—	—	—	—

Nina Matis	—	—	—	—	—	—

Michelle MacKay	—	—	—	—	—	—

Barbara Rubin	—	—	—	—	—	—

Outstanding Equity Awards

        The following table shows all outstanding equity awards held by the named executive officers and other named officers at the end of fiscal 2012, which include unvested restricted stock units, or Units. We have not granted any stock options since 2003. As required by SEC rules, the market value of unvested Units is calculated by multiplying the number of units by $8.15, the closing market price of our common stock on December 31, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL 2012 YEAR-END

Option Awards				Stock Awards
				Service-condition based		Market-condition based
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Jay Sugarman	—	—	—	1,925,926(2)	15,696,297	—	—
				111,111(3)	905,555
				1,200,000(4)	9,780,000

David DiStaso	—	—	—	15,000(2)	122,250	—	—
				20,000(5)	163,000

Nina Matis	—	—	—	261,481(2)	2,131,070	—	—
				57,778(3)	470,891

Michelle MacKay	—	—	—	130,740(2)	1,065,531	—	—
				28,889(3)	235,445

Barbara Rubin	—	—	—	130,740(2)	1,065,531	—	—
				28,889(3)	235,445

(1)
The market value of unvested restricted stock units is calculated by multiplying the number of units by $8.15, the closing market price of our common stock on December 31, 2012.

(2)
See footnote 2 to the Summary Compensation Table on page 30 for a description of these Units. One-half of these Units vested on January 1, 2013 and shares were issued to the officers, net of statutory minimum required tax withholdings. The remaining half of these Units will vest on January 1, 2014 if the officer is employed by us on the vesting date.

(3)
These Units granted on March 20, 2011 cliff vested in one installment on March 20, 2013 based on the executive's continued employment on the vesting date and were issued to the officer, net of statutory minimum required tax withholdings.

(4)
These Units granted on October 7, 2011 will vest in two equal installments on June 15, 2013 and 2014, if the officer is employed by us on the vesting date. Dividend equivalents are paid on these awards from the date of grant, as and when dividends are paid on our common stock.

(5)
These Units granted on February 11, 2011 cliff vested in one installment on February 11, 2013 based on the officer's continued employment on the vesting date and were issued to the officer, net of statutory minimum required tax withholdings.

Aggregate Option Exercises and Stocks Vested in 2012 and Fiscal Year-End Option Values

        The following table presents information for the named executive officers and other named officers relating to stock option exercises during 2012 and Units that vested during 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)

Jay Sugarman	—	—	1,769,481	10,860,678

David DiStaso	—	—	16,419	101,484

Nina Matis	—	—	309,129	1,927,849

Michelle MacKay	—	—	154,565	963,927

Barbara Rubin	—	—	154,565	963,927

(1)
The net amounts of shares received by Mr. Sugarman, Mr. DiStaso, Ms. Matis, Ms. MacKay and Ms. Rubin upon vesting of these Units, after deduction of shares withheld by us to cover associated tax liabilities, as applicable, were 897,109; 10,182; 165,777; 86,842 and 96,887 shares, respectively.

Pension Benefits; Deferred Compensation

        We do not maintain any tax-qualified defined benefit plans, supplemental executive retirement plans or similar plans for which information is required to be reported in a pension benefits table. Similarly, we do not maintain any non-qualified deferred compensation plans for which information is required to be reported.

Employment Agreements with Named Executive Officers

        We do not have employment agreements with any of our named executive officers or other named officers.

Severance, Change-in-Control or Similar Arrangements

        We do not maintain any severance, change-in-control or similar programs or arrangements that provide for payments to the named executive officers and other named officers following termination of employment or a change of control of the Company, except as described herein.

        Under the High Performance Unit, or HPU, program, upon a change of control (as defined in the HPU plan documents) the HPU participants will be entitled to receive the per share consideration paid to our common shareholders in the change of control transaction multiplied by the equivalent number of shares represented by their outstanding HPU interests for which valuation dates have occurred. Mr. Sugarman, Mr. DiStaso and Ms. MacKay do not hold any outstanding HPU interests. With respect to the interests held in the HPU plans by other named officers currently employed by the Company, these officers will be entitled to receive the per share consideration paid to our common shareholders in the change of control transaction multiplied by 212,871 shares in the case of Ms. Matis and 67,924 shares in the case of Ms. Rubin. If a change-in-control transaction had occurred on December 31, 2012, these officers would have received consideration in the transaction in respect of their HPU interests having equity value of $1,734,899 and $553,581, respectively, based upon the $8.15 per share NYSE closing price of our common stock as of that date and assuming the consideration received is equal to such closing price on such date. No consideration is payable in a change-in-control transaction with respect to HPU interests that have been redeemed.

        Under the terms of our long-term incentive plan and the applicable award agreements, in the event an employee's employment is terminated by us without cause, certain unvested portions of the employee's Units will be accelerated and, in the event of a change in control, all unvested Units will be accelerated.

        If, on December 31, 2012, employment of our named executive officers and other named officers had been terminated without cause or a change in control had occurred, the named executive officers and other named officers would have received accelerated vesting of unvested Units having the values set forth below:

Name	Market Value of Accelerated Units Upon Termination Without Cause ($)(1)	Market Value of Accelerated Units Upon Change in Control ($)(1)

Jay Sugarman	19,816,574	26,381,852

David DiStaso	203,750	285,250

Nina Matis	2,366,516	2,601,961

Michelle MacKay	1,183,254	1,300,976

Barbara Rubin	1,183,254	1,300,976

(1)
Based on the $8.15 per share of NYSE closing price of our common stock as of December 31, 2012.

        Under the iStar Financial Inc. Severance Plan, if Mr. DiStaso's employment had been terminated without cause on December 31, 2012, he would have been entitled to receive a lump sum payment of $87,500, a prorated 2012 bonus of $281,250, reimbursement of six months of employer-paid premiums for health insurance and executive outplacement services.

Compensation Committee Interlocks and Insider Participation

        As of the date of this proxy statement, the members of the Compensation Committee are Robert W. Holman, Jr. (Chairman), Robin Josephs, John G. McDonald and Barry W. Ridings.

        No member of the Compensation Committee is or was formerly an officer or an employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's board, nor has such interlocking relationship existed in the past.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Directors, officers and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to our directors, officers and greater than 10% beneficial owners were met.

 DIRECTOR COMPENSATION

        We pay non-employee directors an annual retainer of $50,000, paid in quarterly cash installments. The chairpersons of our board committees receive the following annual retainers, paid in quarterly cash installments: Audit Committee—$20,000; Compensation Committee—$20,000; and other committees—$10,000. No additional annual cash retainer is paid to our Lead Director. Non-employee directors receive $2,000 for each board meeting attended. Members of board committees receive $1,800 for each committee meeting attended. Each non-employee director receives an annual equity award of $70,000 of common stock equivalents, or CSEs, or restricted shares of our common stock, at their election. The number of CSEs or restricted shares is based on the average NYSE closing price for our common stock for the 20 days prior to the date of the annual shareholders meeting. Our Lead Director receives an additional award of $50,000 of CSEs or restricted shares, at her election, based on the average NYSE closing price for our common stock for the 20 days prior to the date of the annual shareholders meeting, in consideration of her services as Lead Director. The CSEs and restricted shares generally vest at the time of the next subsequent annual shareholders meeting, although vesting is accelerated in limited circumstances. An amount equal to the dividends paid on an equivalent number of shares of our common stock is paid on the CSEs and restricted shares from the date of grant, as and when dividends are paid on the common stock. Under the Non-Employee Directors' Deferral Plan, directors have the opportunity to defer the receipt of some or all of their compensation in accordance with the provisions of the plan.

        The table below summarizes the compensation information for our non-employee directors for the fiscal year ended December 31, 2012. Jay Sugarman, our chairman and chief executive officer, is not included in this table as he is an employee of the Company and receives no compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)

Glenn R. August(4)	26,833	—	—	—	—	—	26,833

Robert W. Holman, Jr.	131,750	65,120	—	—	—	5,000	201,870

Robin Josephs	123,800	111,631	—	—	—	5,000	240,431

John G. McDonald	117,600	65,120	—	—	—	—	182,720

George R. Puskar	106,600	65,120	—	—	—	5,000	176,720

Dale Anne Reiss	121,100	65,120	—	—	—	5,000	191,220

Barry W. Ridings	105,800	65,120	—	—	—	5,000	175,920

(1)
Amounts included in the "Stock Awards" column reflect the grant date fair value of CSE and restricted share awards made to directors in 2012 computed in accordance with FASB ASC Topic 718. These awards were made to the directors under the Non-Employee Directors' Deferral Plan. The CSE and restricted share awards are valued using the closing price of our common stock on the date of grant. As of December 31, 2012, the directors held the following aggregate amounts of CSEs and restricted shares: Glenn R. August—51,091 CSEs; Robert W. Holman, Jr.—43,591 CSEs and 11,485 restricted shares; Robin Josephs—75,513 CSEs and 19,688 restricted shares; John G. McDonald—55,076 CSEs; George R. Puskar—55,076 CSEs; Dale Anne Reiss—43,591 CSEs and 11,485 restricted shares; and Barry W. Ridings—6,670 CSEs and 11,485 restricted shares. Following the expiration of Mr. August's term as a director during 2012, effective January 1, 2013, the CSEs held by Mr. August were settled and shares of our common stock were delivered to him.

(2)
No option awards were granted to directors in 2012. As of December 31, 2012, the directors held no outstanding option awards.

(3)
Our directors are eligible to participate in our broad-based matching gifts program under which we will donate funds equal to contributions made by directors or employees to qualified nonprofit organizations, up to a maximum annual matching contribution per individual of $5,000 for directors and senior officers, $2,500 for other officers and $1,500 for other employees. Amounts included in the "All Other Compensation" column include matching gifts made by us on behalf of the listed director.

(4)
Term as director expired effective May 31, 2012.

 INDEMNIFICATION

        The Company and each of our directors and executive officers have entered into indemnification agreements. The indemnification agreements provide that we will indemnify the directors and the executive officers to the fullest extent permitted by our charter and Maryland law against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation to which any of them is, or is threatened to be, made a party by reason of their status as our director, officer or agent, or by reason of their serving as a director, officer or agent of another company at our request. The Maryland General Corporation Law, or MGCL, permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. Under the MGCL, a Maryland corporation is required to indemnify any director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity, unless the charter requires otherwise, which our charter does not. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. Our charter requires us to indemnify and advance expenses to our directors and officers to the full extent required or permitted by Maryland law. In addition, we have obtained directors and officers liability insurance, which covers our directors and executive officers.

ACCOUNTING FEES AND SERVICES

        Fees paid to PricewaterhouseCoopers LLP, our independent registered public accounting firm, during the last two fiscal years were as follows:

        Audit Fees:    The aggregate fees incurred during the fiscal years ended December 31, 2012 and December 31, 2011 for professional services rendered by PricewaterhouseCoopers LLP in connection with its integrated audits of our consolidated financial statements and our internal control over financial reporting and its limited reviews of our unaudited consolidated interim financial statements, were approximately $1,536,262 and $1,543,250, respectively.

        Audit-Related Fees:    The aggregate fees incurred during the fiscal years ended December 31, 2012 and December 31, 2011 for assurance and related services rendered by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements and are not disclosed under "Audit Fees" above, were approximately $54,562 and $138,595, respectively. These audit-related fees included fees related to consultations concerning financial accounting and reporting standards, audits of wholly-owned consolidated secured financing subsidiaries and the issuance of mortgage servicing compliance reports.

        Tax Fees:    The aggregate fees incurred during the fiscal years ended December 31, 2012 and December 31, 2011 for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning were approximately $455,883 and $258,927, respectively. These services included income tax compliance and related tax services.

        All Other Fees:    No fees were incurred during the years ended December 31, 2012 or December 31, 2011 for other professional services rendered by PricewaterhouseCoopers LLP.

        Our Audit Committee is responsible for retaining and terminating our independent registered public accounting firm (subject, if applicable, to shareholder ratification) and for approving the performance of any non-audit services by the independent registered public accounting firm. In addition, the Audit Committee is responsible for reviewing and evaluating the qualifications, performance and independence of the lead partner of the independent registered public accounting firm and for presenting its conclusions with respect to the independent registered public accounting firm to the full board.

        The Audit Committee has the sole authority to approve all audit engagement fees and terms, as well as significant non-audit services, with the independent registered public accounting firm. During fiscal 2012, the Audit Committee approved all audit engagement fees and terms with PricewaterhouseCoopers LLP, as well as all significant non-audit services performed by PricewaterhouseCoopers LLP.

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information available to us as of March 25, 2013 (except as otherwise indicated) with respect to any common stock and Series D preferred stock owned by our directors, nominees for director and executive officers, and any individual or group of shareholders known to be the beneficial owner of more than 5% of our issued and outstanding common stock and Series D preferred stock. This table includes options, if any, that are currently exercisable or exercisable within 60 days of the date of this proxy statement and CSEs and restricted shares of our common stock awarded to non-employee directors under the iStar Financial Inc. Non-Employee Directors Deferral Plan which are or will be fully vested within 60 days.

Name and Address of Beneficial Owner(1)	Common Stock Beneficially Owned(1)		% of Basic Common Stock Outstanding(2)	Series D Preferred Stock Beneficially Owned(1)		% of Series D Preferred Stock Outstanding(2)

David DiStaso(3)	32,344	(4)	*	—		—

Robert W. Holman, Jr.(3)	173,866	(5)	*	—		—

Robin Josephs(3)	144,368	(6)	*	—		—

Nina Matis(3)	275,925	(7)	*	—		—

John G. McDonald(3)	95,076	(8)	*	—		—

George R. Puskar(3)	121,376	(9)	*	—		—

Dale Anne Reiss(3)	55,076	(10)	*	—	(11)	—

Barry W. Ridings(3)	18,155	(12)	*	—		—

Jay Sugarman(3)	2,776,712	(13)	3.26%	2,000		*

BlackRock, Inc.	5,690,847	(14)	6.69%	—		—

Diamond Hill Capital Management, Inc.	4,644,073	(15)	5.46%	—		—

PointState Capital LP	5,492,500	(16)	6.45%	—		—

Valinor Management, LLC	5,277,612	(17)	6.20%	—		—

All executive officers, directors and nominees for director as a group (9 persons)	3,692,897		4.34%	2,000		*

*
Less than 1%.

(1)
Except as otherwise indicated and subject to applicable community property laws and similar statutes, the person listed as the beneficial owner of shares has sole voting power and dispositive power with respect to the shares.

(2)
As of March 25, 2013, 85,050,994 shares of common stock were considered outstanding (consisting of 143,968,415 issued shares less 58,917,421 shares held in treasury) and 4,000,000 shares of Series D preferred stock were issued outstanding.

(3)
c/o iStar Financial Inc., 1114 Avenue of the Americas, 39th Floor, New York, NY 10036.

(4)
Includes 32,344 shares held directly by Mr. DiStaso. Does not include 57,500 unvested restricted stock units awarded to Mr. DiStaso, which represent the right to receive shares of common stock if and when the units vest.

(5)
Includes 118,790 shares owned indirectly by Mr. Holman through a partnership, 43,591 CSEs held under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days, and 11,485 restricted shares which are or will be fully vested within 60 days.

(6)
Includes 36,027 shares of common stock owned indirectly by Ms. Josephs through a family trust, 13,140 shares owned indirectly through an Individual Retirement Account, 75,513 CSEs held under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days, and 19,688 restricted shares which are or will be fully vested within 60 days.

(7)
Includes 275,925 shares of common stock owned directly by Ms. Matis. Does not include 220,740 unvested restricted stock units awarded to Ms. Matis, which represent the right to receive shares of common stock if and when the units vest.

(8)
Includes 28,000 shares of common stock owned indirectly by Professor McDonald through an Individual Retirement Account, 12,000 shares owned indirectly through a family trust and 55,076 CSEs held under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days.

(9)
Includes 12,500 shares of common stock owned directly by Mr. Puskar, 18,500 shares owned indirectly by Mr. Puskar's spouse, 35,300 shares owned indirectly through Individual Retirement Accounts and 55,076 CSEs held under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days.

(10)
Includes 43,591 CSEs held by Ms. Reiss under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days and 11,485 restricted shares which are or will be fully vested within 60 days.

(11)
Does not include 5,460 shares of non-voting preferred stock beneficially owned by Ms. Reiss.

(12)
Includes 6,670 CSEs held by Mr. Ridings under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days and 11,485 restricted shares which are or will be fully vested within 60 days.

(13)
Includes 2,732,168 shares of common stock owned directly by Mr. Sugarman and 44,544 shares owned indirectly through Mr. Sugarman's spouse. Does not include 2,271,534 unvested restricted stock units awarded to Mr. Sugarman which represent the right to receive shares of common stock if and when the units vest.

(14)
This information is based solely on a Schedule 13G filed with the SEC on February 6, 2013 by BlackRock, Inc. This shareholder's address is 40 East 52nd Street, New York, NY 10022.

(15)
This information is based solely on a Schedule 13G filed with the SEC on February 6, 2013 by Diamond Hill Capital Management, Inc. This shareholder's address is 325 John H. McConnell Blvd., Columbus, OH 43215.

(16)
This information is based solely on a Schedule 13G filed with the SEC on March 15, 2013 by PointState Capital LP and Mr. Zachary J. Schreiber, managing member of the general partner of PointState Capital LP. This shareholder's address is 40 West 57th Street, New York, NY 10019.

(17)
This information is based solely on a Schedule 13G filed with the SEC on February 14, 2013 by Valinor Management, LLC and Mr. David Gallo, managing member of Valinor Management, LLC. This shareholder's address is 510 Madison Avenue, 25th Floor, New York, NY 10022. Each of Valinor Management, LLC and Mr. Gallo has disclaimed beneficial ownership of these shares except to the extent of their pecuniary interests therein.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Glenn R. August previously served as a member of our Board of Directors until May 2012. Mr. August is the president and senior partner of Oak Hill Advisors, L.P. During the year ended December 31, 2012, we redeemed our interests in four investments in Oak Hill related entities for $7.8 million of net cash proceeds. During 2011, we sold a substantial portion of our interests in Oak Hill Advisors, L.P. and related entities. The transaction was completed in part through sales of interests to unrelated third parties and in part through redemption of interests by principals of Oak Hill Advisors, L.P., including Mr. August. In conjunction with the sale, we retained interests in our share of certain unearned incentive fees of various funds. These fees are contingent on the future performance of the funds and we will recognize income related to these fees if and when the amounts are realized.

        We have an equity interest of approximately 24% in LNR Property LLC, or LNR, and two of our executive officers serve on LNR's board of managers. On January 24, 2013, we signed a definitive agreement to sell our equity interest in LNR, together with LNR's other owners. We expect to realize approximately $220.0 million in net proceeds after closing costs and LNR management incentives. This transaction is expected to close during the second quarter of 2013, subject to customary closing conditions.

Policies and Procedures With Respect to Related Party Transactions

        It is the policy of our board of directors that all transactions between our Company and a related party must be approved or ratified by at least a majority of the members of our board who have no financial or other interest in the transaction. A related party includes any director or executive officer, any nominee for director, any shareholder owning 5% of more of our outstanding shares, and any immediate family member of such person.

        In determining whether to approve or ratify a related party transaction, the board will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction. No director will participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director will provide all material information concerning the related party transaction to our board.

        If a related party transaction will be ongoing, our board may establish guidelines for our management to follow in its ongoing dealings with the related party. The board may delegate to our Nominating and Corporate Governance Committee the authority to review and assess, on at least an annual basis, any such ongoing relationships with the related party to see that they are in compliance with the board's guidelines.

        All related party transactions will be disclosed in our applicable filings with the SEC as required under SEC rules.

OTHER MATTERS

When Are Shareholder Proposals Due for the 2014 Annual Meeting?

        Shareholder proposals intended to be presented at the annual meeting to be held in 2014 must be sent in writing, by certified mail, return receipt requested, to us at our principal office, addressed to our Secretary, and must be received by us no later than December 13, 2013 for inclusion in the 2014 proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are our shareholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the impacted shareholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify us by (1) directing your written request to: iStar Financial Inc., 1114 Avenue of the Americas, 39th Floor, New York, New York 10036, Attn: Investor Relations or (2) contacting our Investor Relations department at (212) 930-9400. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact us as specified above.

Are there any other matters coming before the 2013 Annual Meeting?

        Our management does not intend to bring any other matters before the annual meeting and knows of no other matters that are likely to come before the meeting. In the event any other matters properly come before the annual meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy in accordance with their discretion.

        The Company urges you to authorize a proxy to vote your shares by completing, signing, dating and returning the accompanying proxy card in the accompanying postage-paid return envelope at your earliest convenience, whether or not you presently plan to attend the meeting in person.

Availability of Annual Report on Form 10-K

        Our 2012 Annual Report to Shareholders, including our audited financial statements for the fiscal year ended December 31, 2012, is being made available to you along with this proxy statement. You may obtain, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, without exhibits, by writing to us at iStar Financial Inc., 1114 Avenue of the Americas, 39th Floor, New York, NY 10036, Attention: Investor Relations, or by visiting our website at www.istarfinancial.com. The Annual Report on Form 10-K, however, is not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

By Order of the Board of Directors
Geoffrey M. Dugan General Counsel, Corporate and Secretary New York, NY April 11, 2013

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000174073_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Jay Sugarman 02 Robert W. Holman, Jr. 03 Robin Josephs 04 John G. McDonald 05 Dale Anne Reiss 06 Barry W. Ridings IStar Financial Inc. 1114 Avenue of the Americas - 39th Floor New York, NY 10036 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. 3 A resolution to approve, on a non-binding, advisory basis, executive compensation of the Company's named executive officers and other named officers, as disclosed in the Proxy Statement. NOTE: To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any postponement or adjournment thereof in the discretion of the Proxy holder. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000174073_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . iSTAR FINANCIAL INC. Annual Meeting of Shareholders May 21, 2013 9:00 AM This proxy is solicited by the Board of Directors The undersigned shareholder(s) hereby appoint(s) Jay Sugarman and Nina B. Matis, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock, $.001 per value per share, and 8% Series D Cumulative Redeemable Preferred Stock, $.0001 per value per share, of iSTAR FINANCIAL INC., a Maryland corporation, that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, EDT on May 21, 2013, at the Sofitel Hotel, 45 West 44th Street, 2nd Floor, Trocadero Room, New York, New York 10036 and any postponement or adjournment thereof. The undersigned hereby acknowledges receipt of the Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting and the availability of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side of this proxy card. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast ‘‘FOR'' each of the nominees for director and "FOR" each of the other proposals, all as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any postponement or adjournment thereof. The Board of Directors of the Company recommends a vote ‘‘FOR'' each nominee for director and ‘‘FOR'' proposals 2 and 3. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
1114 Avenue of the Americas, 39th Floor New York, New York 10036 PROXY STATEMENT Annual Meeting of Shareholders To Be Held May 21, 2013
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3
SHAREHOLDER ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES
EXECUTIVE OFFICERS AND OTHER NAMED OFFICERS
REPORT OF THE AUDIT COMMITTEE
CORPORATE GOVERNANCE MATTERS
EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT FISCAL 2012 YEAR-END
DIRECTOR COMPENSATION
INDEMNIFICATION
ACCOUNTING FEES AND SERVICES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS